                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                   GELTEX PHARMACEUTICALS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

153 SECOND AVENUE
WALTHAM, MASSACHUSETTS 02451

                                                               November 29, 2000

Dear GelTex Stockholder:

    In connection with the proposed merger of GelTex Pharmaceuticals, Inc. and Genzyme Corporation, we mailed to GelTex stockholders or their brokers a proxy statement/prospectus on November 13, 2000 and an election form/letter of transmittal on November 15, 2000. IN ORDER TO MAXIMIZE THE EXPECTED VALUE OF THE MERGER CONSIDERATION YOU RECEIVE FOR YOUR SHARES OF GELTEX COMMON STOCK IF THE MERGER IS COMPLETED, YOU MUST EITHER

    - PROPERLY COMPLETE, SIGN AND RETURN THE ELECTION FORM/LETTER OF TRANSMITTAL IF YOU ARE THE RECORD HOLDER OF YOUR GELTEX SHARES, OR

    - IF YOU HOLD YOUR SHARES BENEFICIALLY THROUGH A BROKER, PROPERLY COMPLY WITH YOUR BROKER'S INSTRUCTIONS CONCERNING YOUR ELECTION OF THE FORM OF MERGER CONSIDERATION YOU WOULD LIKE TO RECEIVE FOR YOUR GELTEX SHARES.

    AMERICAN STOCK TRANSFER & TRUST COMPANY MUST RECEIVE YOUR PROPERLY COMPLETED AND SIGNED ELECTION FORM/LETTER OF TRANSMITTAL FROM YOU OR YOUR BROKER BY 5:00 P.M. NEW YORK CITY TIME ON FRIDAY, DECEMBER 8, 2000 IN ORDER FOR YOUR ELECTION TO BE VALID. We urge you to read the important information contained in the proxy statement/prospectus prior to making your election.

    As more fully described in the proxy statement/prospectus and the election form/letter of transmittal, the value of the per share cash consideration is fixed and will always be worth $47.50 in cash. The market value of the per share stock consideration, on the other hand, will depend on the market value of
0.7272 of a share of Genzyme General stock, and will be worth more than the per share cash consideration on a pre-tax basis whenever the closing price of Genzyme General stock is more than $65.3125. For example, the closing price of Genzyme General stock on November 24th was $80.375, reflecting a per share stock consideration market value of $58.45 (0.7272 x $80.375 = $58.45).

    As explained in the proxy statement/prospectus, not more than 50% of the shares of GelTex common stock will be exchanged for either the right to receive the per share cash consideration or the per share stock consideration. THE PREFERENCES OF GELTEX STOCKHOLDERS WHO MAKE VALID STOCK OR CASH ELECTIONS WILL BE HONORED FIRST, SUBJECT TO PRORATION. GELTEX STOCKHOLDERS WHO MAKE A NON-ELECTION OR FAIL TO RETURN A VALID ELECTION FORM/LETTER OF TRANSMITTAL BY THE DEADLINE WILL RECEIVE WHATEVER FORM OF MERGER CONSIDER REMAINS AVAILABLE AFTER VALID STOCK OR CASH ELECTIONS HAVE BEEN HONORED. Therefore, if the holders of more than 50% of the GelTex shares make valid elections to receive the per share stock consideration, then

    - those GelTex stockholders who validly elected stock will receive a combination of a fraction of a share of Genzyme General stock and cash, on a pro rata basis, which will have a combined pre-tax market value greater than $47.50 as long as the market value of Genzyme General stock is greater than $65.3125, and

    - the remaining GelTex stockholders who made either a cash election or a non-election or failed to return a valid election form/letter of transmittal by the deadline will only be entitled to receive the per share cash consideration of $47.50 per share.

IF YOU BELIEVE THAT THE MARKET VALUE OF GENZYME GENERAL STOCK WILL CONTINUE TO EXCEED $65.3125, YOU MUST MAKE A VALID ELECTION TO RECEIVE THE PER SHARE STOCK CONSIDERATION IN ORDER TO MAXIMIZE THE EXPECTED PRE-TAX MARKET VALUE OF THE CONSIDERATION YOU RECEIVE FOR YOUR GELTEX SHARES.

                                                                see reverse side

    PLEASE REMEMBER, A PROPERLY COMPLETED AND SIGNED ELECTION FORM/LETTER OF TRANSMITTAL MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY NO LATER THAN 5:00 P.M. NEW YORK CITY TIME ON FRIDAY, DECEMBER 8, 2000.

                                          Sincerely,

                                          /s/ Mark Skaletsky

                                          Mark Skaletsky
                                          President and Chief Executive Officer